Exhibit 7
Form 10-SB
New Horizon Education, Inc.

                      ARTICLES OF AMENDMENT

                             TO THE

                  ARTICLES OF INCORPORATION OF

              MILLENNIUM ENTERTAINMENT CORPORATION

To the Division of Corporations and Commercial Code State of Utah

      Pursuant  to the provisions of Part 10 of the Utah  Revised
Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

       FIRST:   The   name  of  the  corporation  is   Millennium
Entertainment Corporation.

       SECOND:  The  following  amendment  of  the  Articles   of
Incorporation was adopted by the shareholders of the corporation on April 7, 1989, in the manner prescribed by the Utah Business
Corporation Act:

      The name of the corporation shall be changed to New Horizon
Education, Inc.

      THIRD:  The number of shares of the corporation outstanding at  the  time of such adoption was 38,108,643; and the number  of shares entitled to vote on the aforesaid
amendment was 38,108,643.     t '.)

      FOURTH: The designation and number of outstanding shares of each class entitled to vote on the aforesaid amendment as a class were as follows:

Class                              Number of Shares

Common                             38,108,643

      FIFTH: The number of shares voted for such amendment was 38,108,643; and the number of shares voted against such amendment was none.

      SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment, respectively was:

Class                              Number of Shares Voted

                              For           Against

Common                        38,108,643     None
                              E-17
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      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment, are as follows: No Change.

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No Change.

      Under penalties of perjury, we declare that these Articles of Amendment have been examined by us and are, to the best of our knowledge and belief, true, correct, and complete.

Dated May 27, 1993.

                    MILLENNIUM ENTERTAINMENT CORP.

                    By: /s/ George R. Jensen
                    Its:           President
                              E-18
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